Exhibit 99.1
Lifetime Brands, Inc. Reports Second Quarter 2023 Financial Results
Quarterly Net Sales Surpass Analysts' Estimates
Declares Regular Quarterly Dividend
GARDEN CITY, NY, August 3, 2023 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended June 30, 2023.

Rob Kay, Lifetime’s Chief Executive Officer, commented, “Our solid results this quarter are a testament to the strong progress we are making to position Lifetime for growth and enhanced profitability, despite the ongoing macroeconomic headwinds impacting demand. Our core U.S. business performed in line with our expectations as oversupply issues continued to abate for our retailers and order flow improved. We remain confident that the recently completed restructuring of our European operations will drive future growth and profitability for this business as market conditions improve.”

Mr. Kay continued, “As we look to the future, we remain confident that our strategic initiatives have positioned the business for long-term growth. We have a leading portfolio of widely-recognized brands with multi-channel growth opportunities, a strong innovation engine, a resilient and efficient business model, and a healthy balance sheet that will enable us to unlock our full potential.”
Second Quarter Financial Highlights:
Consolidated net sales for the three months ended June 30, 2023 were $146.4 million, representing a decrease of $4.9 million, or 3.2%, as compared to net sales of $151.3 million for the corresponding period in 2022. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2023 average rates to 2022 local currency amounts, consolidated net sales decreased by $5.3 million, or 3.5%, as compared to consolidated net sales in the corresponding period in 2022. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the three months ended June 30, 2023 was $56.0 million, or 38.2%, as compared to $55.2 million, or 36.5%, for the corresponding period in 2022.
Income from operations was $4.4 million, as compared to loss from operations of $(0.5) million for the corresponding period in 2022.
Adjusted income from operations(1) was $8.4 million, as compared to $4.2 million for the corresponding period in 2022.
Net loss was $(6.5) million, or $(0.31) per diluted share, as compared to net loss of $(3.5) million, or $(0.16) per diluted share, in the corresponding period in 2022. Net loss for the current period includes a non-cash impairment charge of $4.4 million related to the Company’s equity investment in Grupo Vasconia.
Adjusted net loss(1) was $(0.3) million, or $(0.02) per diluted share, as compared to adjusted net loss(1) of $(0.2) million, or $(0.01) per diluted share, in the corresponding period in 2022.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.
Six Months Financial Highlights:
Consolidated net sales for the six months ended June 30, 2023 were $291.9 million, a decrease of $42.1 million, or 12.6%, as compared to net sales of $334.0 million for the corresponding period in 2022. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2023 average rates to 2022 local currency amounts, consolidated net sales decreased by $40.3 million, or 12.1%, as compared to consolidated net sales in the corresponding period in 2022. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the six months ended June 30, 2023 was $109.8 million, or 37.6%, as compared to $118.2 million, or 35.4%, for the corresponding period in 2022.
Income from operations was $2.6 million, as compared to $3.9 million for the corresponding period in 2022.
Adjusted income from operations(1) was $11.8 million, as compared to $14.4 million for the corresponding period in 2022.
Net loss was $(15.3) million, or $(0.72) per diluted share, as compared to net loss of $(3.1) million, or $(0.14) per diluted share, in the corresponding period in 2022. Net loss for the current period includes a non-cash impairment charge of $6.5 million related to the Company’s equity investment in Grupo Vasconia.
Adjusted net loss(1) was $(3.0) million, or $(0.14) per diluted share, as compared to adjusted net income(1) of $3.9 million, or $0.18 per diluted share, in the corresponding period in 2022.
Adjusted EBITDA(1) was $54.6 million for the trailing twelve months ended June 30, 2023. Pro forma adjusted EBITDA(1) was $56.0 million for the trailing twelve months ended June 30, 2023. After giving effect to the non-recurring charge limitation permitted under our debt agreements, pro forma adjusted EBITDA(1) was $52.9 million for the twelve months ended June 30, 2023.
Lifetime continues to take actions to further strengthen its financial position and is highly focused on expense controls and improving inventory turns. At June 30, 2023, the Company’s liquidity was $190.5 million, which is comprised of cash on hand, available borrowings under the credit facility, and availability under the Receivables Purchase Agreement.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.
Full Year 2023 Guidance Update
For the full year ending December 31, 2023, the Company is reaffirming its guidance for net sales, income from operations, adjusted income from operations and adjusted EBITDA. Financial guidance for net loss and adjusted net income has been revised as per the table below primarily as a result of the non-cash impairment charge in the Company’s equity investment in Grupo Vasconia that was recorded in the second quarter of 2023.

Net sales	$660 to $720 million
Income from operations	$24.5 to $29.5 million
Adjusted income from operations	$41.5 to $46.5 million
Net loss	$(6.1) to $(3.8) million
Adjusted net income	$11.6 to $13.9 million
Diluted loss per common share	$(0.28) to $(0.17) per share
Adjusted diluted income per common share	$0.53 to $0.64 per share
Weighted-average diluted shares	21.8 million
Adjusted EBITDA	$50 to $55 million
Tables reconciling non-GAAP financial measures to GAAP financial measures, as reported, are included below.
Dividend
On August 2, 2023, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on November 15, 2023 to stockholders of record on November 1, 2023.
Conference Call
The Company has scheduled a conference call for Thursday, August 3, 2023 at 11:00 a.m. (Eastern Time). The dial-in number for the conference call is (877) 524-8416 (U.S.) or +1 (412) 902-1028 (International).

A live webcast of the conference call will be accessible through:
https://event.choruscall.com/mediaframe/webcast.html?webcastid=QwAlItAS
For those who cannot listen to the live broadcast, an audio replay of the webcast will be available until February 3, 2024.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including constant currency net sales, adjusted (loss) income from operations, adjusted net loss, adjusted net income, adjusted diluted (loss) income per common share, adjusted EBITDA, adjusted EBITDA, before limitation, pro forma adjusted EBITDA, before limitation, and pro forma adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because the Company's management uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Forward-Looking Statements
In this press release, the use of the words “advance” “believe,” “continue,” “could,” “deliver,” “drive,” “enable,” “expect,” “gain,” “goal,” “grow,” “intend,” “maintain,” “manage,” “may,” “outlook,” “plan,” “positioned,” “project,” “projected,” “should,” “take,” “target,” “unlock,” “will,” “would”, or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial guidance, our ability to navigate the current environment and advance our strategy, our commitment to increasing investments in future growth initiatives, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; the Company's ability to drive future growth and profitability from its European operations; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could affect customer purchasing practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the long-term ramifications of the U.K.’s exit from the European Union; shortages of and price volatility for certain commodities; global health epidemics, such as the COVID-19 pandemic; social unrest, including related protests and disturbances; conflict or war, including the conflict in Ukraine; macroeconomic conditions, including inflationary impacts and disruptions to the global supply chain; increase in supply chain costs; the imposition of tariffs and other trade policies and/or economic sanctions implemented by the U.S. and other governments; our ability to successfully integrate acquired businesses, including our recent acquisition of S'well; our ability to achieve projected synergies with respect to the S'well business; our expectations regarding the future level of demand for our products; our ability to execute on the goals and strategies set forth in our five-year plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.

Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, and Rabbit®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew® and Year & Day®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / T.J. O'Sullivan / Carly King
212-355-4449

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$146,436	$151,314	$291,871	$334,031
Cost of sales	90,445	96,147	182,038	215,796
Gross margin	55,991	55,167	109,833	118,235
Distribution expenses	15,732	17,373	32,617	36,598
Selling, general and administrative expenses	35,863	38,258	73,770	77,746
Restructuring expenses	—	—	856	—
Income (loss) from operations	4,396	(464)	2,590	3,891
Interest expense	(5,528)	(3,732)	(10,864)	(7,499)
Mark to market gain (loss) on interest rate derivatives	197	304	(37)	1,353
Gain on early retirement of debt	1,520	—	1,520	—
Income (loss) before income taxes and equity in (losses) earnings	585	(3,892)	(6,791)	(2,255)
Income tax (provision) benefit	(1,242)	98	106	(1,575)
Equity in (losses) earnings, net of taxes	(5,863)	334	(8,640)	750
NET LOSS	$(6,520)	$(3,460)	$(15,325)	$(3,080)
BASIC LOSS PER COMMON SHARE	$(0.31)	$(0.16)	$(0.72)	$(0.14)
DILUTED LOSS PER COMMON SHARE	$(0.31)	$(0.16)	$(0.72)	$(0.14)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,122	$23,598
Accounts receivable, less allowances of $15,452 at June 30, 2023 and $14,606 at December 31, 2022	114,965	141,195
Inventory	212,527	222,209
Prepaid expenses and other current assets	11,878	13,254
Income taxes receivable	3,049	—
TOTAL CURRENT ASSETS	357,541	400,256
PROPERTY AND EQUIPMENT, net	17,422	18,022
OPERATING LEASE RIGHT-OF-USE ASSETS	72,428	74,869
INVESTMENTS	5,303	12,516
INTANGIBLE ASSETS, net	206,608	213,887
OTHER ASSETS	5,936	6,338
TOTAL ASSETS	$665,238	$725,888
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$14,857	$—
Accounts payable	48,396	38,052
Accrued expenses	58,329	77,602
Income taxes payable	—	224
Current portion of operating lease liabilities	13,597	14,028
TOTAL CURRENT LIABILITIES	135,179	129,906
OTHER LONG-TERM LIABILITIES	14,826	14,995
INCOME TAXES PAYABLE, LONG-TERM	1,589	1,591
OPERATING LEASE LIABILITIES	73,789	76,420
DEFERRED INCOME TAXES	9,622	9,607
REVOLVING CREDIT FACILITY	25,232	10,424
TERM LOAN	181,950	242,857
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at June 30, 2023 and December 31, 2022; shares issued and outstanding: 21,814,236 at June 30, 2023 and 21,779,799 at December 31, 2022	218	218
Paid-in capital	275,915	274,579
(Accumulated deficit) retained earnings	(18,596)	1,145
Accumulated other comprehensive loss	(34,486)	(35,854)
TOTAL STOCKHOLDERS’ EQUITY	223,051	240,088
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$665,238	$725,888

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES
Net loss	$(15,325)	$(3,080)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,795	9,937
Amortization of financing costs	975	843
Mark to market loss (gain) on interest rate derivatives	37	(1,353)
Non-cash lease adjustment	(1,255)	(690)
Provision (recovery) for doubtful accounts	1,528	(258)
Stock compensation expense	1,872	2,539
Undistributed losses (earnings) from equity investment, net of taxes	8,640	(750)
Contingent consideration fair value adjustments	(50)	—
Gain on early retirement of debt	(1,520)	—
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	25,524	69,500
Inventory	11,492	(25,325)
Prepaid expenses, other current assets and other assets	1,563	(816)
Accounts payable, accrued expenses and other liabilities	(10,989)	(55,117)
Income taxes receivable	(3,049)	(3,729)
Income taxes payable	(245)	(558)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	28,993	(8,857)
INVESTING ACTIVITIES
Purchases of property and equipment	(993)	(1,479)
Acquisition	—	(17,956)
NET CASH USED IN INVESTING ACTIVITIES	(993)	(19,435)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	30,378	157,751
Repayments of revolving credit facility	(16,546)	(136,970)
Repayments of term loan	(44,866)	(6,216)
Proceeds from short-term loan	—	30
Payment of finance costs	(433)	—
Payments for finance lease obligations	(14)	(17)
Payments of tax withholding for stock based compensation	(537)	(938)
Proceeds from the exercise of stock options	—	233
Payments for stock repurchase	(2,539)	(4,199)
Cash dividends paid	(1,907)	(1,929)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(36,464)	7,745
Effect of foreign exchange on cash	(12)	(238)
DECREASE IN CASH AND CASH EQUIVALENTS	(8,476)	(20,785)
Cash and cash equivalents at beginning of period	23,598	27,982
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$15,122	$7,197

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the twelve months ended June 30, 2023:

	Quarter Ended				Twelve Months Ended June 30, 2023
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
	(in thousands)
Net (loss) income as reported	$(6,358)	$3,272	$(8,805)	$(6,520)	$(18,411)
Undistributed equity losses, net	8,159	2,058	2,777	5,863	18,857
Income tax provision (benefit)	1,845	2,308	(1,348)	1,242	4,047
Interest expense	4,581	5,125	5,336	5,528	20,570
Depreciation and amortization	4,598	5,001	4,870	4,925	19,394
Mark to market (gain) loss on interest rate derivatives	(637)	19	234	(197)	(581)
Stock compensation expense	1,026	281	861	1,011	3,179
Contingent consideration fair value adjustments	—	—	—	(50)	(50)
Gain on early retirement of debt	—	—	—	(1,520)	(1,520)
Acquisition related expenses	109	170	490	242	1,011
Restructuring expenses	—	1,420	856	—	2,276
Warehouse relocation and redesign expenses(1)	59	—	194	157	410
S'well integration costs(2)	250	—	—	—	250
Wallace facility remediation expense	5,140	—	—	—	5,140
Adjusted EBITDA, before limitation	$18,772	$19,654	$5,465	$10,681	$54,572
Pro forma projected synergies adjustment(3)					1,412
Pro forma Adjusted EBITDA, before limitation(5)					55,984
Permitted non-recurring charge limitation (4)					(3,124)
Pro forma Adjusted EBITDA(5)	$18,772	$19,654	$5,465	$10,681	$52,860
(1) For the twelve months ended June 30, 2023, the warehouse relocation and redesign expenses were related to the U.S. segment.
(2) For the twelve months ended June 30, 2023, S'well integration costs included $0.3 million of expenses related to inventory step up adjustment in connection with S'well acquisition.
(3) Pro forma projected synergies represents the projected cost savings of $0.8 million associated with the reorganization of the International segment's workforce, $0.4 million associated with the Executive Chairman's cessation of service in such role, and $0.2 million associated with reorganization of the U.S. segment's sales management structure.
(4) Permitted non-recurring charges include restructuring expenses, integration charges, Wallace facility remediation expense, and warehouse relocation and redesign expenses. These are permitted exclusions from the Company’s adjusted EBITDA, subject to limitations, pursuant to the Company’s Debt Agreements.
(5) Adjusted EBITDA is a non-GAAP financial measure that is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net (loss) income, adjusted to exclude undistributed equity in losses, income tax provision (benefit), interest expense, depreciation and amortization, mark to market (gain) loss on interest rate derivatives, stock compensation expense, gain on early retirement of debt, Wallace facility remediation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net (loss) income and adjusted diluted (loss) income per common share (in thousands -except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss as reported	$(6,520)	$(3,460)	$(15,325)	$(3,080)
Adjustments:
Acquisition intangible amortization expense	3,678	3,633	7,354	7,121
Contingent consideration fair value adjustments	(50)	—	(50)	—
Gain on early retirement of debt	(1,520)	—	(1,520)	—
Acquisition related expenses	242	75	732	1,194
Restructuring expenses	—	—	856	—
S'well integration costs	—	864	—	1,645
Warehouse relocation and redesign expenses(1)	157	73	351	570
Impairment of Grupo Vasconia investment	4,441	—	6,494	—
Mark to market (gain) loss on interest rate derivatives	(197)	(304)	37	(1,353)
Income tax effect on adjustments	(571)	(1,066)	(1,916)	(2,230)
Adjusted net (loss) income(2)(3)	$(340)	$(185)	$(2,987)	$3,867
Adjusted diluted (loss) income per common share(4)	$(0.02)	$(0.01)	$(0.14)	$0.18
(1) For the three and six months ended June 30, 2023, warehouse relocation and redesign expenses were related to the U.S. segment.
For the three months ended June 30, 2022, warehouse relocation and redesign expenses included $0.1 million of expenses related to the U.S. segment. For the six months ended June 30, 2022, warehouse relocation and redesign expenses included $0.4 million of expenses related to the International segment and $0.2 million of expenses related to the U.S. segment.
(2) Adjusted net (loss) income for the three and six months ended June 30, 2022 has been recast to reflect the adjustment for acquisition intangible amortization expense.
(3) Adjusted net loss and adjusted diluted loss per common share in the three and six months ended June 30, 2023 excludes acquisition intangible amortization expense, contingent consideration fair value adjustments, gain on early retirement of debt, acquisition related expenses, restructuring expenses, warehouse relocation and redesign expenses, impairment of Grupo Vasconia investment, and mark to market gain (loss) on interest rate derivatives. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
Adjusted net loss and adjusted diluted loss per common share in the three and six months ended June 30, 2022 excludes acquisition intangible amortization expense, acquisition related expenses, S'well integration costs, warehouse relocation and redesign expenses and mark to market (gain) on interest rate derivatives. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
(4)Adjusted diluted (loss) income per common share is calculated based on diluted weighted-average shares outstanding of 21,123 and 21,531 for the three month period ended June 30, 2023 and 2022, respectively. Adjusted diluted (loss) income per common share is calculated based on diluted weighted-average shares outstanding of 21,174 and 21,956 for the six month period ended June 30, 2023 and 2022, respectively.The diluted weighted-average shares outstanding for the three and six months ended June 30, 2023 do not include the effect of dilutive securities. The diluted weighted-average shares outstanding for the three and six months ended June 30, 2022 include the effect of dilutive securities of zero and 314, respectively.

Adjusted income from operations (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Income (loss) from operations	$4,396	$(464)	$2,590	$3,891
Adjustments:
Acquisition intangible amortization expense	3,678	3,633	7,354	7,121
Contingent consideration fair value adjustments	(50)	—	(50)	—
Acquisition related expenses	242	75	732	1,194
Restructuring expenses	—	—	856	—
S'well integration costs	—	864	—	1,645
Warehouse relocation and redesign expenses (1)	157	73	351	570
Total adjustments	4,027	4,645	9,243	10,530
Adjusted income from operations(2)(3)	$8,423	$4,181	$11,833	$14,421
(1) For the three and six months ended June 30, 2023, warehouse relocation and redesign expenses were related to the U.S. segment.
For the three months ended June 30, 2022, warehouse relocation and redesign expenses included $0.1 million of expenses related to the U.S. segment. For the six months ended June 30, 2022, warehouse relocation and redesign expenses included $0.4 million of expenses related to the International segment and $0.2 million of expenses related to the U.S. segment.
(2) Adjusted income from operations for the three and six months ended June 30, 2022 has been recast to reflect the adjustment for acquisition intangible amortization expense.
(3) Adjusted income from operations for the three and six months ended June 30, 2023 and June 30, 2022, excludes acquisition intangible amortization expense, contingent consideration fair value adjustments, acquisition related expenses, restructuring expenses, S'well integration costs and warehouse relocation and redesign expenses.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended June 30,			Constant Currency (1) Three Months Ended June 30,				Year-Over-Year Increase (Decrease)
Net sales	2023	2022	Increase (Decrease)	2023	2022	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$134,979	$137,191	$(2,212)	$134,979	$137,663	$(2,684)	$(472)	(1.9)%	(1.6)%	0.3%
International	11,457	14,123	(2,666)	11,457	14,109	(2,652)	14	(18.8)%	(18.9)%	(0.1)%
Total net sales	$146,436	$151,314	$(4,878)	$146,436	$151,772	$(5,336)	$(458)	(3.5)%	(3.2)%	0.3%

	As Reported Six Months Ended June 30,			Constant Currency (1) Six Months Ended June 30,				Year-Over-Year Increase (Decrease)
Net sales	2023	2022	Increase (Decrease)	2023	2022	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$268,464	$303,409	$(34,945)	$268,464	$303,383	$(34,919)	$26	(11.5)%	(11.5)%	—%
International	23,407	30,622	(7,215)	23,407	28,771	(5,364)	1,851	(18.6)%	(23.6)%	(5.0)%
Total net sales	$291,871	$334,031	$(42,160)	$291,871	$332,154	$(40,283)	$1,877	(12.1)%	(12.6)%	(0.5)%
(1) “Constant Currency” is determined by applying the 2023 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact.” Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Guidance
Adjusted EBITDA guidance for the full year ending December 31, 2023 (in millions):

Net loss guidance	$(6.1) to $(3.8)
Undistributed equity losses	8.6
Income tax expense	2.5 to 5.2
Interest expense(1)	21.0
Gain on early retirement of debt	(1.5)
Depreciation and amortization	19.5
Stock compensation expense	3.8
Acquisition related expense	0.7
Restructuring, warehouse relocation and redesign expenses	1.6
Other adjustments(2)	(0.1)
Adjusted EBITDA guidance	$50 to $55

Adjusted net income and adjusted diluted income per common share guidance for the full year ending December 31, 2023 (in millions - except per share data):
Net loss guidance	$(6.1) to $(3.8)
Acquisition intangible amortization expense	14.8
Gain on early retirement of debt	(1.5)
Acquisition related expense	0.7
Restructuring, warehouse relocation and redesign expenses	1.6
Impairment of Grupo Vasconia investment	6.5
Other adjustments(2)	(0.1)
Income tax effect on adjustment	(4.3)
Adjusted net income guidance	$11.6 to $13.9
Adjusted diluted income per share guidance	$0.53 to $0.64

Adjusted income from operations guidance for the full year ending December 31, 2023 (in millions):
Income from operations guidance	$24.5 to $29.5
Acquisition intangible amortization expense	14.8
Acquisition related expense	0.7
Restructuring, warehouse relocation and redesign expenses	1.6
Other adjustments(2)	(0.1)
Adjusted income from operations	$41.5 to $46.5
(1) Includes estimate for interest expense and mark to market loss on interest rate derivatives.
(2) Includes contingent consideration fair value adjustments.